                                                                   EXHIBIT 23.01



INDEPENDENT AUDITORS' CONSENT



We consent to the use in these Registration Statements on Form S-1 of our report dated February 17, 1998 relating to the statements of financial condition of Dean Witter Spectrum Global Balanced L.P. (formerly Dean Witter Spectrum Balanced L.P.), Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., and Dean Witter Spectrum Select L.P. (formerly Dean Witter Select Futures Fund L.P.) as of December 31, 1997 and 1996 and the related statements of opertions, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1997 and our report dated January 12, 1998 relating to the statements of financial condition of Demeter Management Corporation as of November 30, 1997 and December 31, 1996 appearing in the Prospectus, which is part of such Registration Statements. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

New York, New York
December 10, 1998